Exhibit 99.1

The Arena Group Posts 67% Revenue Growth with Record Profits

Continued Success Demonstrated Through Launch of New Publications, Revenue Diversification and Growth of Flagship Brands

NEW YORK – August 14th, 2025 – The Arena Group Holdings, Inc. (NYSE American: AREN) (“Arena”), a technology platform and media company home to many of the nation’s most recognizable media brands, including TheStreet, Parade, Men’s Journal, Athlon Sports, Surfer, Powder, Bike, Snowboarder and more today announced financial results for the three months ending June 30, 2025 (“Q2 2025”).

Financial Highlights for Q2 2025:

●	Income from continuing operations was $0.26 per share in Q2 2025, an improvement of $0.50 over Q2 2024.
●	Quarterly revenue for Q2 2025 was a 67% increase over Q2 2024.
●	Earnings per share for the trailing twelve months (TTM)[1] equates to over $0.60, an increase from $0.12 (for the prior TTM ended March 31, 2025), which is a five times EPS increase.
●	Adjusted EBITDA for Q2 2025 was $19 million, a 375% increase over Q2 2024 Adjusted EBITDA of $4 million.
●	Board of Directors authorized a share repurchase program under which the Company may repurchase up to 3 million shares of its common stock through July 31, 2026.

“We believe our stock represents a tremendous value,” said Paul Edmondson, CEO of The Arena Group. “Our shares currently trade at a price-to-earnings multiple of approximately 10x, significantly below our peers in the Russell 2000® Index which, on average, trade at trailing price-to-earnings ratios in excess of 30x per Siblis Research.”

Operational Highlights:

“We continued to scale our competitive publishing model effectively, aligning talented journalists with our business success, and this is driving accelerated, profitable growth,” said Paul Edmondson, CEO of The Arena Group. “This model was rolled out to Men’s Journal, The Street, and Parade, following the initial success with our Athlon Sports brand, and the result is significant growth in revenue and earnings. We believe that the acquisition of TravelHost creates additional opportunities for us to leverage established brands and employ this innovative business model.”

1 Cumulative quarterly income from continuing operations per common share for the three month periods ended September 30, 2024, December 31, 2024, March 31, 2025, and June 30, 2025

●	Athlon Sports: Audience traffic continues to grow, with total pageviews up 38% in Q2 2025 vs Q2 2024. It is one of the fastest growing sports media properties in the industry.

●	Men’s Journal: Traffic increased 479% over Q2 2024, delivering over 165 million pageviews this quarter.

●	TheStreet: The financial brand grew 100% compared to Q2 2024, averaging 89 million pageviews per month.

●	Parade: The lifestyle brand was up 70% vs Q2 2024 averaging more than 131 million monthly pageviews. Non-advertising revenue, which includes performance marketing and syndication efforts, more than doubled vs. Q2 2024 (+107%).

Arena also recently launched the travel brand, TravelHost, to expand its portfolio and continue to diversify its content verticals. The Company has a goal to add one new brand per quarter.

About The Arena Group

The Arena Group (NYSE American: AREN) is an innovative technology platform and media company with a proven cutting-edge playbook that transforms media brands. Our unified technology platform empowers creators and publishers with tools to publish and monetize their content, while also leveraging quality journalism of anchor brands like TheStreet, Parade, Men’s Journal, Athlon Sports, Surfer, Powder, Bike, Snowboarder and more. The company aggregates content across a diverse portfolio of brands, reaching over 100 million users monthly. Visit us at thearenagroup.net and discover how we are revolutionizing the world of digital media.

The Arena Group Contact:

Steve Janisse

c-sjanisse@thearenagroup.net

404-574-9206

The Arena Group Investor Contact:

Rob Fink

FNK IR

646-809-4048

aren@fnkir.com

Sources: The Arena Group Holdings, Inc., Google Analytics, https://siblisresearch.com/data/russell-2000-pe-yield/

THE ARENA GROUP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands of dollars, except for share data)

	As of
	June 30, 2025 (unaudited)	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$6,771	$4,362
Accounts receivables, net	40,077	31,115
Prepayments and other current assets	4,565	4,757
Total current assets	51,413	40,234
Property and equipment, net	76	148
Operating lease right-of-use assets	2,183	2,340
Platform development, net	9,300	8,115
Acquired and other intangible assets, net	22,090	22,789
Other long term assets	144	151
Goodwill	42,575	42,575
Total assets	$127,781	$116,352
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$3,366	$4,844
Accrued expenses and other	15,906	10,990
Unearned revenue	4,793	6,349
Subscription refund liability	765	430
Operating lease liability, current portion	—	254
Liquidated damages payable	3,381	3,230
Current liabilities from discontinued operations	—	96,159
Total current liabilities	28,211	122,256
Unearned revenue, net of current portion	367	403
Operating lease liability, net of current portion	2,342	1,964
Deferred tax liabilities	871	802
Simplify loan	2,651	10,651
Term debt	110,499	110,436
Total liabilities	144,941	246,512
Commitments and contingencies
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168; Series G shares issued and outstanding: 168; common shares issuable upon conversion: 8,582 at June 30, 2025 and December 31, 2024	168	168
Total mezzanine equity	168	168
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 47,564,607 and 47,556,267 shares at June 30, 2025 and December 31, 2024, respectively	475	475
Additional paid-in capital	348,901	348,560
Accumulated deficit	(366,704)	(479,363)
Total stockholders’ deficiency	(17,328)	(130,328)
Total liabilities, mezzanine equity and stockholders’ deficiency	$127,781	$116,352

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands of dollars, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$45,012	$27,183	$76,827	$56,124
Cost of revenue (includes amortization of platform development and developed technology for the three months ended June 30, 2025 and 2024 of $1,108 and $1,507, respectively, and for the six months ended June 30, 2025 and 2024 of $2,384 and $3,056, respectively)	19,577	16,465	35,723	36,473
Gross profit	25,435	10,718	41,104	19,651
Operating expenses
Selling and marketing	1,942	3,751	4,076	8,315
General and administrative	6,200	8,632	11,483	18,767
Depreciation and amortization	881	913	1,771	1,900
Loss on impairment of assets	—	—	—	1,198
Total operating expenses	9,023	13,296	17,330	30,180
Income (loss) from operations	16,412	(2,578)	23,774	(10,529)
Other (expense) income
Change in valuation of contingent consideration	—	—	—	(313)
Interest expense, net	(2,945)	(4,249)	(5,949)	(8,588)
Liquidated damages	(76)	(76)	(151)	(152)
Total other expense	(3,021)	(4,325)	(6,100)	(9,053)
Income (loss) before income taxes	13,391	(6,903)	17,674	(19,582)
Income tax provision	(979)	(35)	(1,265)	(76)
Income (loss) from continuing operations	12,412	(6,938)	16,409	(19,658)
Income (loss) from discontinued operations, net of tax	96,227	(1,249)	96,250	(91,887)
Net income (loss)	$108,639	$(8,187)	$112,659	$(111,545)
Basic net income (loss) per common share
Continuing operations	0.26	(0.24)	0.35	(0.70)
Discontinued operations	2.03	(0.04)	2.03	(3.27)
Basic net income (loss) per common share	$2.29	$(0.28)	$2.38	$(3.97)
Diluted net income (loss) per common share
Continuing operations	0.26	(0.24)	0.35	(0.70)
Discontinued operations	2.02	(0.04)	2.03	(3.27)
Diluted net income (loss) per common share	$2.28	$(0.28)	$2.38	$(3.97)
Weighted average number of common shares outstanding
Basic	47,398,767	29,399,365	47,397,193	28,110,331
Diluted	47,635,146	29,399,365	47,503,269	28,110,331

Use of Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States of America (“GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain items that are noncash in nature or not related to our core business operations. We calculate Adjusted EBITDA as net income (loss) as adjusted for loss from discontinued operations, with additional adjustments for (i) interest expense (net), (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in valuation of contingent consideration, (vi) liquidated damages, (vii) loss on impairment of assets, (viii) loss on sale of assets; (ix) employee retention credit, (x) employee restructuring payments, and (xi) professional and vendor fees. Our non-GAAP measure may not be comparable to similarly titled measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. Some of the limitations are that our presentation of Adjusted EBITDA:

●	does not reflect interest expense and financing fees, or the cash required to service our debt, which reduces cash available to us;
●	does not reflect income tax provision or benefit, which is a noncash income or expense;
●	does not reflect depreciation and amortization expense and, although this is a noncash expense, the assets being depreciated may have to be replaced in the future, increasing our cash requirements;
●	does not reflect stock-based compensation and, therefore, does not include all of our compensation costs;
●	does not reflect the change in valuation of contingent consideration and, although this is a noncash income or expense, the change in the valuations each reporting period are not impacted by our actual business operations but is instead strongly tied to the change in the market value of our common stock;
●	does not reflect liquidated damages and, therefore, does not include future cash requirements if we repay the liquidated damages in cash instead of shares of our common stock (which the investor would need to agree to);

●	does not reflect any losses from the impairment of assets, which is a noncash operating expense;
●	does not reflect any losses from the sale of assets, which is a noncash operating expense
●	does not reflect the employee retention credits recorded by us for payroll related tax credits under the CARES Act;
●	does not reflect payments related to employee severance and employee restructuring changes for our former executives;
●	does not reflect the professional and vendor fees incurred by us for services provided by consultants, accountants, lawyers, and other vendors, which services were related to certain types of events that are not reflective of our business operations; and
●	may not reflect proper non direct cost allocations.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,
	2025	2024
Net income (loss)	$108,639	$(8,187)
(Income) loss from discontinued operations	(96,227)	1,249
Income (loss) from continued operations	12,412	(6,938)
Add:
Interest expense (net) (1)	2,945	4,249
Income taxes	979	35
Depreciation and amortization (2)	1,989	2,420
Stock-based compensation (3)	151	499
Change in valuation of contingent consideration (4)	—	—
Liquidated damages (5)	76	76
Loss on impairment of assets (6)	—	—
Employee restructuring payments (7)	—	3,328
Adjusted EBITDA	$18,552	$3,669

(1)	Interest expense is related to our capital structure and varies over time due to a variety of financing transactions. Interest expense includes $31 and $60 for amortization of debt discounts for the three months ended June 30, 2025 and 2024 respectively, as presented in our condensed consolidated statements of cash flows, which are noncash items. Interest expense includes $63 and $596 for amortization of debt discounts for the six months ended June 30, 2025 and 2024 respectively.

(2)	Depreciation and amortization related to our developed technology and our Platform is included within cost of revenues of $1,108 and $1,507 for the three months ended June 30, 2025 and 2024, respectively, and depreciation and amortization is included within operating expenses of $881 and $913 for the three months ended June 30, 2025 and 2024, respectively. Depreciation and amortization related to our developed technology and our Platform is included within cost of revenues of $2,384 and $3,056 for the six months ended June 30, 2025 and 2024, respectively, and depreciation and amortization is included within operating expenses of $1,771 and $1,900 for the six months ended months ended June 30, 2025 and 2024, respectively. We believe (i) the amount of depreciation and amortization expense in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired tangible and intangible assets. Investors should note that the use of tangible and intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

(3)	Stock-based compensation represents noncash costs arise from the grant of stock-based awards to employees, consultants and directors. We believe that excluding the effect of stock-based compensation from Adjusted EBITDA assists management and investors in making period-to-period comparisons in our operating performance because (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations, and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Additionally, we believe that excluding stock-based compensation from Adjusted EBITDA assists management and investors in making meaningful comparisons between our operating performance and the operating performance of other companies that may use different forms of employee compensation or different valuation methodologies for their stock-based compensation. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods. Investors should also note that such expenses will recur in the future.

(4)	Change in fair value of contingent consideration represents the change in the put option on our common stock in connection with the Fexy Studios acquisition.

(5)	Liquidated damages (or interest expense related to accrued liquidated damages) represents amounts we owe to certain of our investors in private placements offerings conducted in fiscal years 2018 through 2020, pursuant to which we agreed to certain covenants in the respective securities purchase agreements and registration rights agreements, including the filing of resale registration statements and becoming current in our reporting obligations, which we were not able to timely meet.

(6)	Loss on impairment of assets represents certain assets that are no longer useful.

(7)	Employee restructuring payments represents severance payments to employees under employer restructuring arrangements and payments for the three and six months ended June 30, 2025 and 2024, respectively.

Forward-Looking Statements

This Press Release of The Arena Group Holdings, Inc. (the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues and income from continuing operations, cost reductions, market growth, capital requirements, product introductions, expansion plans, our stock price relative to our peers and our share repurchase program (as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025 (the “2024 10-K”) and in our other SEC filings and publicly available documents). Other statements contained in this Press Release that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other stylistic variants denoting forward-looking statements.

We caution investors that any forward-looking statements presented in this Press Release, or that we may make orally or in writing from time to time, are based on information currently available, as well as our beliefs and assumptions. The actual outcome related to forward-looking statements will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. We detail other risks in our public filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A, Risk

Factors, in the 2024 10-K and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Q2 10-Q”). The discussion in this Press Release should be read in conjunction with the consolidated financial statements and notes thereto included in Part II, Item 8 in the 2024 10-K and in the Q2 10-Q.

This Press Release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this Press Release except as may be required by law.